UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

AMASS BRANDS INC
(Exact name of registrant as specified in its charter)

Delaware	001-43286	81-5227282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 E Stowell Road Santa Maria, CA	93454
(Address of principal executive offices)	(Zip Code)

(909) 293-8571
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	AMSS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

SAFE Agreement

On June 16, 2026, AMASS Brands Inc (the “Company”) entered into a Simple Agreement for Future Equity (the “SAFE”) with AFTERDREAM, Inc ( “AfterDream”), pursuant to which the Company invested $1,435,000 (the “Purchase Amount”) in exchange for the right to receive shares of AfterDream’s capital stock upon the occurrence of certain future events. The SAFE includes a post-money valuation cap of $7,500,000.

Capitalized words used but not defined herein shall have the meaning as set forth in the SAFE.

If there is an Equity Financing before the termination of the SAFE, on the initial closing of such Equity Financing, the SAFE will automatically convert into the greater of (1) the number of shares of Standard Preferred Stock equal to the Purchase Amount divided by the lowest price per share of Standard Preferred Stock, or (2) the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Safe Price. If there is a Liquidity Event before the termination of the SAFE, the Company will automatically be entitled to receive a portion of Proceeds equal to the greater of (i) the Purchase Amount or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price. If there is a Dissolution Event before the termination of the SAFE, the Company will automatically be entitled to receive a portion of Proceeds equal to the Purchase Amount, subject to the liquidation priority provisions set forth in the SAFE. The SAFE is not transferable or assignable by either party without the prior written consent of the other, subject to certain customary exceptions.

The foregoing description of the SAFE does not purport to be complete and is qualified in its entirety by reference to the full text of the SAFE, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to SAFE Agreement

On June 17, 2026, the Company entered into Amendment No. 1 to the SAFE (the “Amendment”) with AfterDream. Pursuant to the Amendment, the parties agreed to increase the Purchase Amount from $1,435,000 to $1,535,000, representing an additional investment of $100,000 by the Company. The Post-Money Valuation Cap of $7,500,000 remains unchanged. All other material terms of the SAFE remain in full force and effect as originally executed, including the conversion mechanics upon an Equity Financing, Liquidity Event, or Dissolution Event.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information, and Exhibits.

(c) Exhibits

10.1†	Simple Agreement for Future Equity
10.2†	Amendment No. 1 to SAFE dated June 17, 2026

† Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2
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, 2026

AMASS BRANDS INC

By:	/s/ Mark T. Lynn
Mark T. Lynn
Chief Executive Officer
(Principal Executive Officer)

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